/Letterhead/

                                     Schvaneveldt & Company
                                   Certified Public Accountant
                                275 East South Temple, Suite 300
                                  Salt Lake City, Utah 84111
                                          801-521-2392

Darrell T. Schvaneveldt, C.P.A.




                                Independent Auditors Report
                                ---------------------------


     I consent to the use of this report dated December 31, 1996, on the financial statements of Exhibitronix, Inc., dated April 28, 1997, included herein.



/S/ Darrell Schvaneveldt
Salt Lake City, Utah
September 10, 1997